Exhibit 99.1

VMware Reports Fiscal 2019 Second Quarter Results

Total revenue growth of 13% year-over-year

Broad-based strength across product portfolio

PALO ALTO, Calif., Aug. 23, 2018 — VMware, Inc. (NYSE: VMW), a leading innovator in enterprise software, today announced financial results for the second quarter of fiscal year 2019:

•	Revenue for the second quarter was $2.17 billion, an increase of 13% from the second quarter of fiscal 2018.

•	License revenue for the second quarter was $900 million, an increase of 15% from the second quarter of fiscal 2018.

•

GAAP net income for the second quarter was $644 million, including a gain of $231 million on an investment in Pivotal Software, or $1.56 per diluted share, up 58% per diluted share compared to $406 million, or $0.98 per diluted share, for the second quarter of fiscal 2018. Non-GAAP net income for the second quarter was $638 million, or $1.54 per diluted share, up 14% per diluted share compared to $559 million, or $1.35 per diluted share, for the second quarter of fiscal 2018.

•

GAAP operating income for the second quarter was $509 million, an increase of 20% from the second quarter of fiscal 2018. Non-GAAP operating income for the second quarter was $735 million, an increase of 9% from the second quarter of fiscal 2018.

•	Operating cash flows for the second quarter were $787 million. Free cash flows for the second quarter were $726 million.

•	Total revenue plus sequential change in total unearned revenue grew 13% year-over-year.

•	License revenue plus sequential change in unearned license revenue grew 19% year-over-year.

“Q2 was another strong quarter as we continue to see good momentum across our product and services portfolio in every region,” commented Pat Gelsinger, chief executive officer, VMware. “As we begin another exciting VMworld season, customers are increasingly relying on VMware to be their essential, ubiquitous digital foundation enabling their business transformation.”

“Our results in Q2 were driven by successful execution of our strategy and strong operational performance across the business,” said Zane Rowe, executive vice president and chief financial officer, VMware. “Product license bookings grew double-digits year-over-year in all major product categories.”

Recent Highlights & Strategic Announcements

•

In June, VMware Cloud on AWS received its fourth major quarterly update, bringing the service to Germany. VMware Cloud on AWS GovCloud (US), a forthcoming hybrid cloud service, was also introduced in June. The service will enable United States public sector agencies to deploy and run applications on familiar VMware software-defined data centers on AWS GovCloud (US).

•	Eighty-two companies of the Fortune 100 have adopted NSX, and VMware announced that T-Systems will leverage a Virtual Cloud Network architecture, enabled by VMware NSX Data Center.

•

At 5G World Summit 2018, VMware unveiled VMware vCloud NFV-OpenStack Edition 3.0. This software-defined platform enables communications service providers to build a telco-distributed cloud based on open standards.

•	In May, VMware and Okta highlighted a partnership and integration between VMware Workspace ONE and the Okta Identity Cloud, enabling customers to easily and more securely move to the cloud.

•	VMware was positioned as a leader in the inaugural Gartner Magic Quadrant for Unified Endpoint Management Tools.*

•	VMware achieved the highest possible score in the cloud monitoring, product vision, market approach and partner ecosystem criteria in The Forrester Wave™: Hybrid Cloud Management, Q2 2018.**

•

For the fifth year in a row, Computerworld named VMware to its “100 Best Places to Work in IT” list in the large organization category. In August, Pat Gelsinger earned the No. 1 ranking on CRN’s 2018 Most Influential Executives List.

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for unearned revenue will also be made available at http://ir.vmware.com in conjunction with the conference call.

* Gartner, Magic Quadrant for Unified Endpoint Management Tools, Chris Silva, et al., July 23, 2018.

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

** Forrester, Lauren E. Nelson, et. al., The Forrester Wave™: Hybrid Cloud Management, Q2 2018, June 8, 2018.

# # #

Adoption of New Revenue Standard ASC 606

During May 2014, the Financial Accounting Standards Board issued updates to accounting standards related to revenue recognition (“ASC 606”). VMware adopted ASC 606 on a full retrospective basis effective February 3, 2018. Accordingly, the financial results for the second quarter of fiscal 2019 presented in this release have been prepared under ASC 606. In order to provide meaningful comparisons to prior periods, VMware has included the statements of income and cash flows for the three and six months ended August 4, 2017, adjusted for ASC 606, and the balance sheet as of the end of fiscal 2018, adjusted for ASC 606. All year-over-year comparisons in this release compare second quarter fiscal 2019 results to the second quarter of fiscal 2018 as adjusted for ASC 606.

To further assist investors, the financial tables in this release also include a supplemental unearned revenue schedule for each quarter of fiscal 2018 as adjusted for ASC 606.

About VMware

VMware software powers the world’s most complex digital infrastructure. The company’s compute, cloud, mobility, networking and security offerings provide a dynamic and efficient digital foundation to over 500,000 customers globally, aided by an ecosystem of 75,000 partners. Headquartered in Palo Alto, California, this year VMware celebrates twenty years of breakthrough innovation benefiting business and society. For more information please visit https://www.vmware.com/company.html.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware, VMware Cloud, NSX, vCloud and Workspace ONE are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding VMware’s momentum across its portfolio and geographic regions, increasing customer reliance on VMware products and services, our forthcoming hybrid cloud service VMware Cloud on AWS GovCloud (US) and the strengths and expected benefits to customers of VMware products and services. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) VMware’s ability to enter into and maintain strategically effective partnerships and alliances;

(vi) the uncertainty of customer acceptance of emerging technology; (vii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (viii) changes to product and service development timelines; (ix) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (x) VMware’s ability to protect its proprietary technology; (xi) VMware’s ability to attract and retain highly qualified employees; (xii) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (xiii) the ability of VMware to realize synergies from Dell; (xiv) disruptions resulting from key management changes; (xv) risks associated with international sales such as fluctuating currency exchange rates and increased trade barriers; (xvi) changes in VMware’s financial condition; and (xvii) risks associated with cyber-attacks, information security and privacy. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Michael Thacker

VMware Global PR

mthacker@vmware.com

650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	August 3, 2018	August 4, 2017(1)	August 3, 2018	August 4, 2017(1)
Revenue:
License	$900	$783	$1,674	$1,424
Services	1,274	1,149	2,509	2,274

Total revenue	2,174	1,932	4,183	3,698
Operating expenses(2):
Cost of license revenue	45	39	90	78
Cost of services revenue	260	231	511	481
Research and development	481	428	934	849
Sales and marketing	696	613	1,403	1,195
General and administrative	182	160	351	311
Realignment and loss on disposition	1	36	3	99

Operating income	509	425	891	685
Investment income	57	25	105	48
Interest expense	(34)	(7)	(67)	(13)
Other income (expense), net	240	51	1,018	54

Income before income tax	772	494	1,947	774
Income tax provision	128	88	361	124

Net income	$644	$406	$1,586	$650

Net income per weighted-average share, basic for Classes A and B	$1.58	$0.99	$3.91	$1.59
Net income per weighted-average share, diluted for Classes A and B	$1.56	$0.98	$3.85	$1.57
Weighted-average shares, basic for Classes A and B	407,112	408,399	406,040	408,415
Weighted-average shares, diluted for Classes A and B	413,286	412,768	412,389	413,920

(1) Adjusted to reflect the adoption of Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers.
(2) Includes stock-based compensation as follows:
Cost of license revenue	$—	$—	$—	$1
Cost of services revenue	12	12	24	25
Research and development	90	89	174	170
Sales and marketing	49	48	95	98
General and administrative	26	20	46	37

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	August 3,	February 2,
	2018	2018(1)
ASSETS
Current assets:
Cash and cash equivalents	$8,121	$5,971
Short-term investments	5,179	5,682
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	1,222	1,394
Due from related parties, net	488	532
Other current assets	238	257

Total current assets	15,248	13,836
Property and equipment, net	1,105	1,074
Other assets	1,944	924
Deferred tax assets	20	227
Intangible assets, net	496	548
Goodwill	4,596	4,597

Total assets	$23,409	$21,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$119	$15
Accrued expenses and other	1,438	1,357
Unearned revenue	3,506	3,438

Total current liabilities	5,063	4,810
Notes payable to Dell	270	270
Long-term debt	3,968	3,964
Unearned revenue	2,524	2,401
Income tax payable	943	954
Other liabilities	249	183

Total liabilities	13,017	12,582
Contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 107,919 and 103,776	1	1
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	1,076	844
Accumulated other comprehensive loss	(50)	(15)
Retained earnings	9,362	7,791

Total stockholders’ equity	10,392	8,624

Total liabilities and stockholders’ equity	$23,409	$21,206

(1) Adjusted to reflect the adoption of ASC 606.

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	August 3,	August 4,	August 3,	August 4,
	2018	2017(1)	2018	2017(1)
Operating activities:
Net income	$644	$406	$1,586	$650
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	152	134	307	270
Stock-based compensation	177	169	339	331
Deferred income taxes, net	46	58	225	60
Unrealized (gain) loss on equity securities, net	(230)	—	(1,006)	—
Loss on disposition	1	29	2	92
(Gain) loss on disposition of assets, revaluation and impairment, net	(7)	(38)	(7)	(36)
Loss on Dell stock purchase	—	—	—	2
Other	—	1	1	1
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(221)	(317)	172	4
Other current assets and other assets	(37)	(126)	(173)	(188)
Due to/from related parties, net	(307)	(80)	44	(114)
Accounts payable	(6)	1	95	60
Accrued expenses and other liabilities	252	157	37	115
Income taxes payable	49	(7)	69	8
Unearned revenue	274	234	191	143

Net cash provided by operating activities	787	621	1,882	1,398

Investing activities:
Additions to property and equipment	(61)	(57)	(121)	(105)
Purchases of available-for-sale securities	(387)	(1,647)	(778)	(2,152)
Sales of available-for-sale securities	13	706	161	1,253
Maturities of available-for-sale securities	730	353	1,102	770
Purchases of strategic investments	(1)	(27)	(3)	(32)
Proceeds from disposition of assets	31	6	32	6
Business combinations, net of cash acquired, and purchases of intangible assets	—	(236)	(26)	(236)
Net cash paid on disposition of a business	(3)	(41)	(6)	(41)

Net cash provided by (used in) investing activities	322	(943)	361	(537)

Financing activities:
Proceeds from issuance of common stock	8	70	99	76
Repurchase of common stock	—	—	—	(425)
Shares repurchased for tax withholdings on vesting of restricted stock	(97)	(57)	(191)	(177)

Net cash provided by (used in) financing activities	(89)	13	(92)	(526)

Net increase (decrease) in cash, cash equivalents and restricted cash	1,020	(309)	2,151	335
Cash, cash equivalents and restricted cash at beginning of the period	7,134	3,883	6,003	3,239

Cash, cash equivalents and restricted cash at end of the period	$8,154	$3,574	$8,154	$3,574

Supplemental disclosures of cash flow information:
Cash paid for interest	$2	$7	$64	$16
Cash paid for taxes, net	32	36	74	63
Non-cash items:
Changes in capital additions, accrued but not paid	$(2)	$1	$9	$6

(1)

Adjusted to reflect the adoption of ASC 606 and Accounting Standards Update (“ASU”) No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. Net cash provided by operating activities increased by $1 million and $3 million for the three and six months ended August 4, 2017, respectively, when compared to the previously reported amounts due to the adoption of ASU 2016-18.

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE

(in millions)

(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	August 3, 2018	August 4, 2017(1)
Total revenue, as reported	$2,174	$1,932
Sequential change in unearned revenue(2)	274	234

Total revenue plus sequential change in unearned revenue	$2,448	$2,166

Change (%) over prior year, as reported	13%

Growth in License Revenue Plus Sequential Change in Unearned License Revenue

	Three Months Ended
	August 3, 2018	August 4, 2017(1)
Total license revenue, as reported	$900	$783
Sequential change in unearned license revenue(3)	33	4

Total license revenue plus sequential change in unearned license revenue	$933	$787

Change (%) over prior year, as reported	19%

(1)	Adjusted to reflect the adoption of ASC 606.
(2)

Sequential change in unearned revenue consists of the change in total unearned revenue from the preceding quarter. Total unearned revenue consists of current and non-current unearned revenue amounts presented in the condensed consolidated balance sheets.

(3)	Unearned license revenue primarily consists of the allocated portion of VMware’s SaaS offerings.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE

(in millions)

(unaudited)

	August 3, 2018	May 4, 2018	February 2, 2018(1)	November 3, 2017(1)	August 4, 2017(1)	May 5, 2017(1)
Unearned revenue as reported:
License	$190	$157	$184	$143	$115	$111
Software maintenance	5,223	5,024	5,082	4,541	4,429	4,221
Professional services	617	575	573	508	450	428

Total unearned revenue	$6,030	$5,756	$5,839	$5,192	$4,994	$4,760

(1)	Adjusted to reflect the adoption of ASC 606.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended August 3, 2018

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Related Items	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$45	—	—	(30)	—	—	$16
Cost of services revenue	$260	(12)	—	(1)	(1)	—	$246
Research and development	$481	(90)	—	—	(1)	—	$390
Sales and marketing	$696	(49)	(2)	(7)	1	—	$637
General and administrative	$182	(26)	—	—	(7)	—	$150
Realignment and loss on disposition	$1	—	—	—	(1)	—	$—
Operating income	$509	177	2	38	9	—	$735
Operating margin(2)	23.4%	8.2%	0.1%	1.7%	0.4%	—	33.8%
Other income (expense), net(3)	$240	—	—	—	(239)	—	$1
Income before income tax	$772	177	2	38	(230)	—	$759
Income tax provision	$128					(7)	$121
Tax rate(2)	16.6%						16.0%
Net income	$644	177	2	38	(230)	7	$638
Net income per weighted-average share, diluted for Classes A and B(2) (4)	$1.56	$0.43	$—	$0.09	$(0.56)	$0.02	$1.54

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the U.S. Tax Cuts and Jobs Act enacted on December 22, 2017 (the “2017 Tax Act”). Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)

Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized. During the three months ended August 3, 2018, this adjustment primarily included a gain of $231 million, which related to VMware’s investment in Pivotal to adjust it to its fair value.

(4)	Calculated based upon 413,286 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended August 4, 2017

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP(1)	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Related Items	Tax Adjustment(1)(2)	Non-GAAP, as adjusted(1)(3)
Operating expenses:
Cost of license revenue	$39	—	—	(26)	—	—	$12
Cost of services revenue	$231	(12)	1	(1)	1	—	$221
Research and development	$428	(89)	(1)	—	(1)	—	$338
Sales and marketing	$613	(48)	(1)	(6)	(1)	—	$556
General and administrative	$160	(20)	—	—	(8)	—	$132
Realignment and loss on disposition	$36	—	—	—	(36)	—	$—
Operating income	$425	169	1	33	45	—	$673
Operating margin(3)	22.0%	8.7%	0.1%	1.7%	2.3%	—	34.8%
Other income (expense), net	$51	—	—	—	(38)	—	$13
Income before income tax	$494	169	1	33	7	—	$704
Income tax provision	$88					56	$145
Tax rate(3)	17.9%						20.5%
Net income	$406	169	1	33	7	(56)	$559
Net income per weighted-average share, diluted for Classes A and B(3) (4)	$0.98	$0.41	$—	$0.08	$0.02	$0.14	$1.35

(1)	Adjusted to reflect the adoption of ASC 606.
(2)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(3)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(4)	Calculated based upon 412,768 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Six Months Ended August 3, 2018

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Related Items	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$90	—	—	(59)	—	—	$31
Cost of services revenue	$511	(24)	(1)	(1)	—	—	$485
Research and development	$934	(174)	—	—	(1)	—	$758
Sales and marketing	$1,403	(95)	(3)	(16)	(2)	—	$1,289
General and administrative	$351	(46)	—	—	(18)	—	$287
Realignment and loss on disposition	$3	—	—	—	(3)	—	$—
Operating income	$891	339	4	76	24	—	$1,333
Operating margin(2)	21.3%	8.1%	0.1%	1.8%	0.6%	—	31.9%
Other income (expense), net(3)	$1,018	—	—	—	(1,015)	—	$3
Income before income tax	$1,947	339	4	76	(991)	—	$1,374
Income tax provision	$361					(141)	$220
Tax rate(2)	18.5%						16.0%
Net income	$1,586	339	4	76	(991)	141	$1,154
Net income per weighted-average share, diluted for Classes A and B(2) (4)	$3.85	$0.82	$0.01	$0.18	$(2.40)	$0.34	$2.80

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)

Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized. During the six months ended August 3, 2018, this adjustment primarily included a gain of $1,012 million, which related to VMware’s investment in Pivotal to adjust it to its fair value.

(4)	Calculated based upon 412,389 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Six Months Ended August 4, 2017

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP(1)	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Related Items(1)	Loss on Share Repurchase	Tax Adjustment(1)(2)	Non-GAAP, as adjusted(1)(3)
Operating expenses:
Cost of license revenue	$78	(1)	—	(52)	—	—	—	$25
Cost of services revenue	$481	(25)	(1)	(1)	—	—	—	$454
Research and development	$849	(170)	(1)	—	(3)	—	—	$675
Sales and marketing	$1,195	(98)	(2)	(11)	(2)	—	—	$1,081
General and administrative	$311	(37)	—	—	(13)	—	—	$260
Realignment and loss on disposition	$99	—	—	—	(99)	—	—	$—
Operating income	$685	331	4	64	117	—	—	$1,203
Operating margin(3)	18.6%	9.0%	0.1%	1.7%	3.2%	—	—	32.5%
Other income (expense), net	$54	—	—	—	(37)	2	—	$19
Income before income tax	$774	331	4	64	80	2	—	$1,257
Income tax provision	$124						134	$258
Tax rate(3)	16.0%							20.5%
Net income	$650	331	4	64	80	2	(134)	$999
Net income per weighted-average share, diluted for Classes A and B(3) (4)	$1.57	$0.80	$0.01	$0.15	$0.20	$—	$(0.32)	$2.41

(1)	Adjusted to reflect the adoption of ASC 606.
(2)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(3)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(4)	Calculated based upon 413,920 diluted weighted-average shares for Classes A and B.

VMware, Inc.

REVENUE BY TYPE

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	August 3, 2018	August 4, 2017(1)	August 3, 2018	August 4, 2017(1)
Revenue:
License	$900	$783	$1,674	$1,424
Services:
Software maintenance	1,109	994	2,186	1,973
Professional services	165	155	323	301

Total services	1,274	1,149	2,509	2,274

Total revenue	$2,174	$1,932	$4,183	$3,698

Percentage of revenue:
License	41.4%	40.5%	40.0%	38.5%
Services:
Software maintenance	51.0%	51.4%	52.3%	53.4%
Professional services	7.6%	8.1%	7.7%	8.1%

Total services	58.6%	59.5%	60.0%	61.5%

Total revenue	100.0%	100.0%	100.0%	100.0%

(1)	Adjusted to reflect the adoption of ASC 606.

VMware, Inc.

REVENUE BY GEOGRAPHY

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	August 3, 2018	August 4, 2017(1)	August 3, 2018	August 4, 2017(1)
Revenue:
United States	$1,062	$964	$2,000	$1,854
International	1,112	968	2,183	1,844

Total revenue	$2,174	$1,932	$4,183	$3,698

Percentage of revenue:
United States	48.8%	49.9%	47.8%	50.1%
International	51.2%	50.1%	52.2%	49.9%

Total revenue	100.0%	100.0%	100.0%	100.0%

(1)	Adjusted to reflect the adoption of ASC 606.

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	August 3, 2018	August 4, 2017(1)	August 3, 2018	August 4, 2017(1)
GAAP cash flows from operating activities	$787	$621	$1,882	$1,398
Capital expenditures	(61)	(57)	(121)	(105)

Free cash flows	$726	$564	$1,761	$1,293

(1)

Adjusted to reflect the adoption of ASU 2016-18. GAAP cash flows from operating activities increased by $1 million and $3 million for the three and six months ended August 4, 2017, respectively, when compared to the previously reported amounts due to the adoption of ASU 2016-18.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other-related items, gain or loss on share repurchase, certain litigation and other contingencies and discrete items that impacted our GAAP tax rate, each as discussed below. Our non-GAAP financial measures also reflect the application of our non-GAAP tax rate. Free cash flows differ from GAAP cash flows from operating activities with respect to the treatment of capital expenditures.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.

•

Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•

Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•

Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.

•

Acquisition, disposition and other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other-related items when looking for a consistent basis for comparison across accounting periods. These items include:

•	Direct costs of acquisitions and dispositions, such as transaction and advisory fees.

•	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.

•

Gains or losses on equity investments, whether realized or unrealized, including, gains of $231 million and $1,012 million during the three and six months ended August 3, 2018, respectively, which related to VMware’s investment in Pivotal to adjust it to its fair value.

•	Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments are included as other-related items.

•

Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

•	Certain costs incurred related to Dell’s acquisition of VMware’s parent company, EMC Corporation.

•

Gain or loss on share repurchase. In December 2016, VMware entered into a stock purchase agreement with Dell and Dell’s wholly-owned subsidiary, EMC Equity Assets LLC, pursuant to which VMware agreed to purchase $500 million of VMware Class A common stock. Through December 31, 2016, VMware had purchased 4.8 million shares for $375 million, as well as recognized a derivative asset related to its obligation to repurchase $125 million of additional shares. The derivative asset was measured at fair value on a recurring basis and resulted in the recognition of gains and losses, which were recorded to other income (expense), net on the condensed consolidated statements of income. On February 15, 2017, the stock purchase agreement with Dell was completed. VMware’s management believes it is useful to exclude the mark-to-market adjustment on the derivative asset, as it is not reflective of VMware’s core business and operating results.

•

Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.

•

Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as discrete items, such as the estimated net tax expense recognized in the fourth quarter of fiscal 2018 in connection with the enactment of the Tax Cuts and Jobs Act on December 22, 2017. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flows is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.

Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.